Exhibit 10.4

SECURITY AGREEMENT

1.

THE SECURITY.  The undersigned, Gulfstream International Group, Inc., a Delaware corporation (the “Pledgor”), hereby assigns and grants to Shelter Island Opportunity Fund , LLC (the “Purchaser”) a security interest in all assets of Pledgor, now owned or hereafter acquired, including the following described property now owned or hereafter acquired by the Pledgor (“Collateral”):

(a)

All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to the Pledgor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b)

All inventory, including all materials, work in process and finished goods.

(c)

All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Pledgor.

(d)

All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type, including, without limitation, the capital stock of all Subsidiaries.  The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(e)

All general intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems.  The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(f)

All negotiable and nonnegotiable documents of title covering any Collateral.

(g)

All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(h)

All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties, indemnities and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

(i)

All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

Notwithstanding anything set forth herein to the contrary, the term "Collateral" shall not include any airframe that is being held for sale (including without limitation any Beech or Embraer airframe), and any engine (including any Pratt & Whitney model PT6A-67D engine),  propeller, controller or other parts installed on any such airframe or that is a part thereof, and any airframe, engine, propeller or other parts that are leased by Pledgor, or any technical records relating to any of the foregoing, but the term “Collateral” shall include all inventory.

2.

THE INDEBTEDNESS.  The Collateral secures and will secure all Indebtedness.  “Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Pledgor to the Purchaser, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Purchaser by assignment or otherwise, including without limitation, arising under the Transaction Documents.

3.

PLEDGOR’S COVENANTS.  The Pledgor represents, covenants and warrants that unless compliance is waived by the Purchaser in writing:

(a)

The Pledgor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.

(b)

The Pledgor’s chief executive office is located in the state specified on the signature page hereof.  In addition, the Pledgor is incorporated in or organized under the laws of the state specified on such signature page.  The Pledgor shall give the Purchaser at least thirty (30) days notice before changing its chief executive office or state of incorporation or organization.  The Pledgor will notify the Purchaser in writing prior to any change in the location of any Collateral, including the Books and Records.

(c)

The Pledgor will notify the Purchaser in writing prior to any change in the Pledgor’s name, identity or business structure.

(d)

The Pledgor has not granted any security interest in any of the Collateral except to the Purchaser, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Purchaser.

(e)

The Pledgor will promptly notify the Purchaser in writing of any event which adversely affects the value of the Collateral, the ability of the Pledgor or the Purchaser to dispose of the Collateral, or the rights and remedies of the Purchaser in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(f)

The Pledgor shall pay all costs reasonably necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments,

insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs necessary to perfect the Purchaser’s security interest (collectively, the “Collateral Costs”).  Without waiving the Pledgor’s default for failure to make any such payment, the Purchaser at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness.  The Pledgor agrees to reimburse the Purchaser within five (5) Business Days after written request from the Purchaser for any Collateral Costs so incurred.  Pledgor shall (i) promptly (and in any event within five (5) Business Days after written request from Purchaser) furnish the Purchaser any information with respect to the Collateral reasonably requested by the Lender, (ii) allow the Purchaser or its representatives to inspect the Collateral, during business hours upon reasonable notice and wherever located, and (iii) promptly (and in any event within five (5) Business Days after written request from Purchaser) furnish the Purchaser or its representatives such information as the Purchaser may reasonably request to identify the Collateral, at the time and in the form reasonably requested by the Purchaser.

(g)

Until the Purchaser exercises its rights to make collection following the occurrence of an Event of Default, the Pledgor will diligently collect all Collateral.

(h)

If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall immediately deliver such document to the Purchaser, together with any necessary endorsements.

(i)

The Pledgor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Purchaser; provided, however, that the Pledgor may sell inventory in the ordinary course of business and may sell its Embraer regional jet aircraft pursuant to agreement(s) entered into prior to the date of this Agreement.

(j)

The Pledgor will maintain and keep in force insurance covering the Collateral against fire and extended coverage, to the extent that any Collateral is of a type which can be so insured.  Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to the Purchaser and include a loss payable endorsement in favor of the Purchaser in a form reasonably acceptable to the Purchaser.  Upon the request of the Purchaser, the Pledgor will deliver to the Purchaser a certificate of insurance listing all insurance in force.

(k)

The Pledgor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Pledgor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Purchaser of the Collateral from such real property or fixture.  Such written consent shall be in form and substance reasonably acceptable to the Purchaser and shall provide that the Purchaser has no liability to such owner, holder of any lien, or any other person other than the payment of rent until the Purchaser removes such property and the cost of repairing any damage caused by such removal.

(l)

Exhibit A to this Agreement is a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefor, in which the Pledgor has any right, title, or interest, throughout the world.  To the extent required by the Purchaser in its discretion, the Pledgor will promptly notify the Purchaser of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefor, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired after the date hereof or which are not listed on the Exhibit.  The Pledgor authorizes the Purchaser, without notice to the Pledgor, to modify this Agreement by amending the Exhibit to include any such Collateral.

(m)

The Pledgor will, at its expense, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Pledgor pursuant to the terms of its intellectual property management program.  The Pledgor also will promptly make application on any patentable but unpatented inventions, registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works.  The Pledgor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Purchaser and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Pledgor or the Purchaser.  The Pledgor will not license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Pledgor’s business, or except with the Purchaser’s prior written consent.

4.

ADDITIONAL OPTIONAL REQUIREMENTS.  The Pledgor agrees that the Purchaser may at its option at any time, whether or not the Pledgor is in default:

(a)

Require the Pledgor to deliver to the Purchaser (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b)

Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time, during normal business hours upon reasonable prior notice, upon the property where any Collateral or any Books and Records are located.

(c)

Require the Pledgor to deliver to the Purchaser any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Purchaser the proceeds of any such letters of credit.

(d)

Notify any account debtors, any buyers of the Collateral, or any other persons of the Purchaser’s interest in the Collateral.

5.

DEFAULTS.  Any one or more of the following shall be a default hereunder:

(a)

Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods.

(b)

The Pledgor breaches any term, provision, warranty or representation under this Agreement or under any other Transaction Document, and such breach remains uncured after any applicable cure period.

(c)

The Purchaser fails to have an enforceable lien on or security interest in the Collateral.

(d)

Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Pledgor or of any Guarantor.

(e)

Any involuntary lien of any kind or character attaches to any Collateral, except for Permitted Liens (as defined in the Debenture).

(f)

There is (i) a loss, theft, damage or destruction of a material portion of the Collateral for which there is no insurance coverage or for which there is insufficient insurance coverage; (ii) a material portion of the Collateral is damaged, confiscated, encumbered by Pledgor, seized or otherwise attached by anyone pursuant to legal process; (iii) Pledgor shall fail to timely and properly pay or observe or keep or perform any term, covenant, agreement or condition in any lease or similar agreement between Pledgor and any other person pertaining to premises at which any material portion of the Collateral is located or stored and such failure gives rise to any rights to such other person in and to such Collateral; or (iv) Pledgor abandons any leased premises at which any material portion of the Collateral is located or stored or such Collateral is either moved from any such abandoned premises without prior written notice to the Purchaser or such Collateral remains at the abandoned premises.

6.

PURCHASER’S REMEDIES AFTER DEFAULT.  In the event of any default, the Purchaser may do any one or more of the following:

(a)

Declare any Indebtedness immediately due and payable, without notice or demand.

(b)

Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c)

Require the Pledgor to obtain the Purchaser’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(d)

Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Purchaser in kind.

(e)

Require the Pledgor, to the extent not previously required, to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box or account under the Purchaser’s exclusive control.

(f)

Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Purchaser at a place designated by the Purchaser.

(g)

Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor’s equipment, if the Purchaser deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(h)

Demand and collect any payments on and proceeds of the Collateral.  In connection therewith, the Pledgor irrevocably authorizes the Purchaser to endorse or sign the Pledgor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral.

(i)

Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor.

(j)

Use or transfer any of the Pledgor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Pledgor, if the Purchaser deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.  The Pledgor agrees that any such use or transfer shall be without any additional consideration to the Pledgor.  As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Pledgor has any right or interest, whether by ownership, license, contract or otherwise.

(k)

Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.  The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(l)

Take such measures as the Purchaser may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the

Pledgor hereby irrevocably constitutes and appoints the Purchaser as the Pledgor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.

(m)

Exercise any other remedies available to the Purchaser at law or in equity.

7.

ENVIRONMENTAL MATTERS.

(a)

The Pledgor represents and warrants:  (i) it is not in violation of any health, safety, or environmental law or regulation regarding hazardous substances and (ii) it is not the subject of any claim, proceeding, notice, or other communication regarding hazardous substances, in each case where such violation, claim, proceeding or notice would reasonably be expected to have a Material Adverse Effect.  “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

(b)

The Pledgor shall deliver to the Purchaser, promptly upon receipt (and in any event within three (3) Business Days), copies of all notices, orders, or other communications regarding (i) any enforcement action by any governmental authority relating to health, safety, the environment, or any hazardous substances with regard to the Pledgor’s property, activities, or operations, or (ii) any claim against the Pledgor regarding hazardous substances.

(c)

The Purchaser and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to the Pledgor, to enter and visit any locations where the Collateral is located for the purposes of observing the Collateral, taking and removing environmental samples, and conducting tests; provided, however, that Purchaser shall not sample or test more frequently than one (1) time per year unless an Event of Default shall have occurred and is continuing.  The Pledgor shall reimburse the Purchaser on demand for the costs of any such environmental investigation and testing.  The Purchaser will make reasonable efforts during any site visit, observation or testing conducted pursuant to this paragraph to avoid interfering with the Pledgor’s use of the Collateral.  The Purchaser is under no duty to observe the Collateral or to conduct tests, and any such acts by the Purchaser will be solely for the purposes of protecting the Purchaser’s security and preserving the Purchaser’s rights under this Agreement.  No site visit, observation or testing or any report or findings made as a result thereof (“Environmental Report”) will (i) result in a waiver of any default of the Pledgor; (ii) impose any liability on the Purchaser; or (iii) be a representation or warranty of any kind regarding the Collateral (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness).  In the event the Purchaser has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to the Pledgor or any other party, the Pledgor authorizes the Purchaser to make such a disclosure.  The Purchaser may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in the Purchaser’s judgment.  The Pledgor further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to the Pledgor by the Purchaser or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of the Pledgor) by the Pledgor without advice or assistance from the Purchaser.

(d)

The Pledgor will indemnify and hold harmless the Purchaser from any loss or liability the Purchaser incurs in connection with or as a result of this Agreement, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance.  This indemnity will apply whether the hazardous substance is on, under or about the Pledgor’s property or operations or property leased to the Pledgor.  The indemnity includes but is not limited to attorneys’ fees (including the reasonable estimate of the allocated cost of in-house counsel and staff).  The indemnity extends to the Purchaser, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.

8.

MISCELLANEOUS.

(a)

Any waiver, express or implied, of any provision hereunder and any delay or failure by the Purchaser to enforce any provision shall not preclude the Purchaser from enforcing any such provision thereafter.

(b)

The Pledgor shall, at the request of the Purchaser, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Purchaser may reasonably deem necessary to create and/or perfect a security interest in the Collateral, as well as deliver to the Purchaser certificates representing all capital stock of all Subsidiaries along with stock power in blank with medallion guarantees.

(c)

This Agreement shall be governed by and construed according to the laws of the State of New York, to the jurisdiction of which the parties hereto submit.

(d)

All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.  Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(e)

All terms not defined herein are used as set forth in the Uniform Commercial Code or in the Securities Purchase Agreement, dated as of the date hereof, between the Pledgor and the Purchaser.

(f)

In the event of any action by the Purchaser to enforce this Agreement or to protect the security interest of the Purchaser in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Pledgor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney’s fees and allocated costs for in-house legal services to the extent permitted by law.

(g)

In the event the Purchaser seeks to take possession of any or all of the Collateral by judicial process, the Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(h)

This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Purchaser and the Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(i)

The Purchaser’s rights hereunder shall inure to the benefit of its successors and assigns.  In the event of any assignment or transfer by the Purchaser of any of the Indebtedness or the Collateral, the Purchaser thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Purchaser shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred.  All representations, warranties and agreements of the Pledgor shall be binding upon the successors and assigns of the Pledgor.

(j)

The Pledgor agrees that the Collateral may be sold as provided for in this Security Agreement and expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law, to the extent permitted by applicable law

The parties executed this Agreement as of August 31, 2008.

GULFSTREAM INTERNATIONAL GROUP, INC.	Address: 3201 Griffin Road, 4th Floor Ft. Lauderdale, Florida 33312
By:
Name: Title:	State of Incorporation: Delaware

EXHIBIT A
Intellectual Property

None.